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CERTIFICATE NUMBER                         RETROSPETTIVA, INC.                      NUMBER OF WARRANTS

                              WARRANT CERTIFICATE TO ACQUIRE NO PAR VALUE             CUSIP
                                  COMMON STOCK, OF RETROSPETTIVA, INC.

                                     VOID AFTER             , 2002

                             THIS WARRANT IS REDEEMABLE AS PROVIDED HEREIN

THIS CERTIFIES THAT


or registered assigns, has the right to purchase at any time after __________ , 1997 (the "Exercise
Date") and on or before the close of business on __________ , 2002, (the "Expiration Date"), one fully paid and non-assessable share of Common Stock, no par value (the "Common Stock"), of
RETROSPETTIVA, INC., a California corporation (hereinafter called the "Company"), for each Warrant represented hereby, upon payment therefor in cash at the rate initially of $7.50 per share of such
Common Stock (the "Exercise Price"), subject to the adjustments, terms and conditions herein and in the Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant Agent (as
the same may from time to time be amended, the "Warrant Agreement"). If at any time no other Warrant
Agent is acting for the Company, the Company shall be deemed the Warrant Agent.

     This Warrant Certificate is issued pursuant to the terms and provisions of the Warrant Agreement and each holder of a Warrant is entitled to the benefits thereof. The Warrant Agreement provides, among other things, for adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant Certificate in certain events, including the issuance of
Common Stock as a stock dividend; sub-divisions combinations and reclassifications of the Common Stock;
the distribution to all holders of Common Stock of evidences of indebtedness, assets (excluding cash dividends or other distributions) or rights to subscribe other than those mentioned above; and certain mergers, consolidations and sales of substantially all the assets of the Company. Upon each such adjustment, notice thereof will be given by filing a statement thereof with the Warrant Agent and by mailing a copy of such notice to all registered holders of Warrant Certificates.

     No fractional shares of Common Stock will be issued upon the exercise of a Warrant; instead, the
Warrant holder will be entitled to receive cash for such fractional interest at current market value.

     The Warrants are redeemable by the Company, in whole or in part, on not less than 30 days' prior written notice at a redemption price of $.01 per Warrant (the "redemption price") at any time after
_____________ , 1998 (the "Redemption Date"); PROVIDED THAT, (i) the closing price of the Common
Stock for the 20 consecutive trading days ending not earlier than five days before the Warrant is called for redemption is at least $8.50 per share. On and after the date fixed for redemption and stated in such notice, each holder of the Warrants called for redemption shall surrender the Warrant
Certificate evidencing such Warrants to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and if on or before the date fixed for redemption, funds necessary for the redemption shall be available therefor, then, notwithstanding that the Warrant Certificates evidencing any Warrants so called for redemption shall not have been surrendered, all rights with respect to the Warrants so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of the Warrant Certificates therefor. Holders of the Warrant shall have the right to exercise the Warrants for the purchase of Warrant Shares until the close of business on the date fixed for redemption.

     Each Warrant represented hereby may be exercised by presentation and surrender of this
Certificate at the office of the Warrant Agent, with the Form of Exercise on the reverse hereof duly executed, accompanied by payment for the shares of Common Stock purchased and, if required, with the
Form of Assignment on the reverse hereof or a separate instrument of transfer duly executed with signature guaranteed. In the event that the number of Warrants so exercised is less than the total number of Warrants represented hereby, there will be issued to the person so exercising the Warrants, or his registered assigns, a new Warrant Certificate representing the number of Warrants not exercised.

     In the event of the liquidation, dissolution or winding-up of the Company, in cases where the property to be distributed to the holders of Common Stock of the Company consists principally of other than securities of another entity which shall have purchased all or substantially all of the
Company's assets, the right to exercise Warrants shall terminate at the close of business on the fourth full business day before the earliest date fixed for the payment of any amount distributable on the Common Stock of the Company; PROVIDED THAT, at least 45 days prior thereto, notice of such payment date shall have been given by the Warrant Agent in writing to all registered holders of
Warrant Certificates. Warrants shall terminate and shall be of no further force and effect at such close of business on such date.

     Holders of Warrant Certificates, as such holders, shall have no voting or any other rights of a stockholder of the Company, shall have no right, other than the right evidenced thereby, to purchase or receive Common Stock of the Company, shall not be entitled to subscribe to or purchase any additional or increased stock of the Company of any class, whether now or hereafter authorized, or obligations convertible into any class of classes of stock, or stock of any class convertible into stock of any other class or classes, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the Company of any class or classes, whether now or hereafter authorized.

     This Warrant Certificate is transferable by the registered holder in person or by his duly authorized attorney on the books of the Company at the office of the Warrant Agent upon surrender of this Certificate with the Form of Assignment on the reverse hereof duly endorsed or with other appropriate instruments of transfer duly endorsed with signature guaranteed and payment of any transfer taxes or other governmental charges in connection with such transfer.

     This Warrant Certificate is exchangeable for Warrant Certificates of different denominations at the office of the Warrant Agent upon surrender of this Certificate, duly endorsed or with appropriate instruments of transfer. Warrant Certificates issued upon transfers and exchanges shall be issued only for full Warrants or an integral multiple thereof. Warrant Certificates which are transferred shall be canceled.

     This Warrant is not valid unless countersigned by the Warrant Agent.

     Unless sooner terminated as provided herein upon exercise or upon liquidation, dissolution or winding-up of the Company, the purchase rights under the Warrants shall terminate on the Expiration
Date and thereafter the Warrants represented by this Certificate shall be of no further force and effect.

     WITNESS the facsimile signature of the proper officer of the Company and its facsimile seal.

     Dated:

                                        RETROSPETTIVA, INC.

                                        Borivoje Vukadinovic
                                                   President
       [SEAL]
  RETROSPETTIVA, INC.                   Michael Silberman
      CORPORATE                                    Secretary
        SEAL
     CALIFORNIA


COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
370-17TH STREET, SUITE 2350, DENVER, COLORADO 80202

BY
  ---------------------------------------------------
          WARRANT AGENT AUTHORIZED SIGNATURE

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                                        RETROSPETTIVA, INC.

                                         FORM OF EXERCISE

     The undersigned hereby irrevocably exercises _______________ Warrants to subscribe for the purchase of shares of the Common Stock of the within named Company evidenced by this Warrant
Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any, will be registered in the name of the undersigned.

     Dated:
           ---------------------------------

                                                 -------------------------------------------
                                                 (Name, please print or type)

                                                 -------------------------------------------
                                                 Social Security or Other Identifying Number

                                                 -------------------------------------------
                                                 Address:

                                                 -------------------------------------------
                                                 Street

                                                 -------------------------------------------
                                                 City, State and Zip Code

                                        FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such Holder desires to transfer the Warrant Certificate)

     FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers unto

____________________________________________________________________________________________________

____________________________________________________________________________________________________
           (Please print or type name and address, including postal zip code of transferee)

____________________________________________________________________________________________________
                         (Social Security or Tax Identification Number)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________________________________ Attorney to
transfer the Warrant Certificate on the books of the within Company, with full power of substitution in the premises.

     Dated:                          , 19
           -------------------------     ----

                                                 Signed:

                                                 -------------------------------------------

                                                 -------------------------------------------
                                                 (Signature must conform in all respect to
                                                 name of the holder as specified on the face
                                                 of the Warrant Certificate).

                                                 Signature Guaranteed:

                                                 -------------------------------------------

                                                 -------------------------------------------
                                                 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                                 ELIGIBLE GUARANTOR INSTITUTION, (Banks,
                                                 Stockbrokers, Savings and Loan Associations
                                                 and Credit Unions) WITH MEMBERSHIP IN AN
                                                 APPROVED SIGNATURE GUARANTEE MEDALLION
                                                 PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.
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